EXHIBIT 4















                           REVOLVING CREDIT AGREEMENT


                                      WITH


                          TERM LOAN CONVERSION OPTIONS


                                     between


                                  FANSTEEL INC.


                                       and


                           THE NORTHERN TRUST COMPANY







                            Dated as January 17, 1997













          REVOLVING CREDIT AGREEMENT WITH TERM LOAN CONVERSION OPTIONS


                          Dated as of January 17, 1997


     FANSTEEL INC., a corporation organized under the laws of the state of Delaware (the "Borrower"), and THE NORTHERN TRUST COMPANY, an Illinois banking corporation (the "Lender"), agree as follows:

                                 SECTION 1.  LOANS

     SECTION 1.1 REVOLVING CREDIT LOANS. Subject to the terms and conditions of this Agreement, the Lender agrees to make loans to the Borrower, from time to time from the date of this Agreement to (but not including) January 17, 2000 (the "Commitment Termination Date"), at such times and in such amounts, not to exceed $17,000,000 (such amount, as it may be from time to time reduced or increased hereunder to other levels not, however, to exceed $17,000,000, is herein called the "Commitment") at any one time outstanding, as the Borrower may request (the "Revolving Credit Loan(s)"). During such period the Borrower may borrow, repay and reborrow hereunder. Each borrowing shall be in the amount of at least $100,000 or the remaining unused amount of the Commitment. All Revolving Credit Loans shall be payable in full not later than the Commitment Termination Date.

     SECTION 1.2 REVOLVING CREDIT NOTE. The Revolving Credit Loans shall be evidenced by a promissory note (the "Revolving Credit Note"), substantially in the form of
Exhibit A, with appropriate insertions, dated the date hereof, payable to the order of the Lender, in the principal amount of the Commitment.

     SECTION 1.3 TERM LOAN CONVERSION OPTION; TERM LOANS; TERM NOTES. The Borrower may from time to time (but not more than two times in total) convert all or a portion of the then-outstanding principal amount of the Revolving Credit Loans to a five-year term loan (a "Term Loan"); provided that any such conversion (a "Conversion") and resulting Term Loan shall be subject to all of the terms and conditions of this Agreement including without limitation the following:

          (a) as a condition of any Conversion the Borrower shall, not less than two banking days of the Lender prior to the banking day of the Lender on which such Conversion is to take effect, give the Lender written notice thereof in the form of Exhibit B (a "Conversion Notice"), which notice shall state the information and make the certification provided therein (signed by the President or Chief Financial Officer of the Borrower) and which notice shall be accompanied by a promissory note (a "Term Note") in the form of Exhibit C-1 or C-2 (as appropriate) dated the date of such effective date of the Conversion (and shall be, in any event, in form and substance satisfactory to the Lender and shall include such further insertions and other changes as the Lender may require as a condition of the Conversion);

          (b) If the Borrower shall have elected "Option A" in a Conversion Notice, then the provisions of Section 2B below shall be applicable with respect to the resulting Term Loan (herein called an "Option A Term Loan"). If the Borrower shall have elected "Option B" in a conversion notice, then the provisions of Section 2C below shall be applicable with respect to the resulting Term Loan (herein called an "Option B Term Loan");

          (c)  No more than two Conversions shall be effected;

          (d)  No Conversion shall be effected later than April 30, 1998;

          (e) The principal amount of all Conversions shall not exceed $6,000,000 in the aggregate; and

          (f) No Conversion shall be effected at any time when an Event of Default or Unmatured Event of Default shall have occurred and be continuing.

     Simultaneously with the effectiveness of any Conversion, the principal amount of the Revolving Credit Loans shall be deemed to have been voluntarily prepaid under Section 2A.7 in an amount equal to the converted principal amount (it being understood that interest thereon and any other payment due under Section 2A.7 shall be required to be concurrently paid in accordance with such Section); and such converted principal amount shall thereupon be evidenced by, and be deemed continuing indebtedness under, the Term Note delivered in connection with such Conversion.

     The Revolving Credit Loans and any Term Loan(s) are collectively called the "Loans," and the Revolving Credit Note and any Term Note(s) are herein collectively called the "Notes."

     SECTION 1.4 CERTAIN AUTOMATIC ADJUSTMENTS TO THE COMMITMENT. Subject to the terms and conditions of this Agreement:

          (a) Simultaneously with the effectiveness of any Conversion, the Commitment shall automatically be reduced by an amount equal to the principal amount converted;

          (b) Simultaneously with each repayment of principal of a Term Loan, the Commitment shall automatically be increased by an amount equal to the principal amount repaid;

          (c) Simultaneously with the issuance of any letter of credit (not including for this purpose renewals of letters of credit outstanding on the date hereof) by the Lender to the Borrower (it being understood that any such issuance shall be in the Lender's sole discretion), the Commitment shall automatically be reduced by the face amount of such letter of credit; and

          (d) Simultaneously with the expiry, undrawn, of any such letter of credit, the Commitment shall automatically be increased in an amount equal to such face amount.

          SECTION 2A.  INTEREST, PAYMENTS AND FEES FOR REVOLVING LOANS

     SECTION 2A.1 INTEREST. The unpaid principal amount of the Revolving Credit Loans from time to time outstanding hereunder shall bear interest at the following rates per year:

     (a) before maturity, whether by acceleration or otherwise, at the option of the Borrower, subject to the terms hereof at a rate equal to:

          (i) "LIBOR," which shall mean that fixed rate of interest per year for deposits with maturity periods of one, two or three months (which maturity period the Borrower shall select subject to the terms stated herein) in United States dollars offered to the Lender in or through the London interbank market at or about 11:00 A.M., London time, two days (during which banks are generally open in both Chicago and London) before the rate is to take effect in an amount corresponding to the amount of the requested advance ("advance" referring to a Loan or portion thereof) and for the London deposit maturity requested, divided by one minus any applicable reserve requirement (expressed as a decimal) on Eurodollar deposits of the same amount and maturity as determined by the Lender, plus one-half of one percent (.50%); or

          (ii) the "Federal Funds Rate," which shall mean the weighted average of the rates on overnight Federal Funds transactions, with members of the Federal Reserve System only, arranged by Federal funds brokers, plus three-quarters of one per cent (.75%). The Federal Funds Rate shall be determined by the Lender on the basis of reports by Federal funds brokers to, and published daily by, the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities. If such publication is unavailable or the Federal Funds Rate is not set forth therein, the Federal Funds rate shall be determined on the basis of any other source reasonably selected by the Lender. The Federal Funds Rate applicable each day shall be the Federal Funds Rate reported as applicable to Federal Funds Transactions on that date. In the case of Saturday, Sunday or legal holiday, the Federal Funds Rate shall be the rate applicable to Federal Funds transactions on the immediately preceding day for which the Federal Funds Rate is reported; or

          (iii) the "Prime Rate," which shall mean that rate of interest per year announced from time to time by the Lender called its prime rate, which rate may not at any time be the lowest rate charged by the Lender. Changes in the rate of interest on the Loan resulting from a change in the Prime Rate shall take effect on the date set forth in each announcement for a change in the Prime Rate; and

     (b) after the maturity of any Loan, until paid, at a rate equal to 2% in addition to the Prime Rate (but not less than the Prime Rate in effect at maturity).

     SECTION 2A.2 RATE SELECTION. The Borrower shall select and change its selection of the interest rate as among LIBOR, the Federal Funds Rate and the Prime Rate to apply to at least $100,000 and in integral multiples of $50,000 thereafter of any advance, subject to the requirements herein stated:

     (a)  At the time any advance is made;

     (b) At the expiration of the particular LIBOR maturity period selected for the outstanding principal balance of any advance currently bearing interest at LIBOR; and
     (c) At any time for the outstanding principal balance of any advance currently bearing interest at the Prime Rate.

     SECTION 2A.3  RATE CHANGES AND NOTIFICATIONS.

     (a) LIBOR. If the Borrower wishes to borrow funds at LIBOR or if the Borrower wishes to change the rate of interest on any advance, within the limits described above, from any other rate to LIBOR, it shall, not less than two banking days of the Lender prior to the banking day of the Lender on which such rate is to take effect, give the Lender written or telephonic notice thereof, which shall be irrevocable. Such notice shall specify the advance to which LIBOR is to apply, and, in addition, the desired LIBOR maturity period of one, three, or six months (but not to exceed the maturity date of the Revolving Credit Loans).

     (b) Federal Funds Rate. If the Borrower wishes to borrow funds at the Federal Funds Rate or to change the rate of interest on any advance from any other rate to the Federal Funds Rate, it shall, at or before 10:00 A.M., Chicago time, on the date such borrowing or change is to take effect, which shall be a banking day of the Lender, give written or telephonic notice thereof, which shall be irrevocable. Such notice shall specify the advance and the desired interest rate option.

     (c) Failure to Notify. If the Borrower does not notify the Lender at the expiration of a selected maturity period with respect to any principal outstanding at LIBOR, or if the Borrower does not notify the Lender as to its selection of the interest rate with respect to any new advance of principal, then in the absence of such notice the Borrower shall be deemed to have elected to have such principal accrue interest at the Prime Rate.

     SECTION 2A.4 INTEREST PAYMENT DATES. Accrued interest shall be paid in respect of each portion of principal of the Revolving Credit Loans to which the Federal Funds Rate or the Prime Rate applies on the last day of each month of each year, beginning with the first of such dates to occur after the date of the first advance, at maturity, and upon payment in full, and to each portion of principal to which LIBOR applies, at the end of each respective maturity period, every three months, at maturity, and upon payment in full, whichever is earlier or more frequent. After maturity, interest shall be payable upon demand.

     SECTION 2A.5  ADDITIONAL PROVISIONS WITH RESPECT TO LIBOR LOANS.

     The selection by the Borrower of LIBOR and the maintenance of advances at such rate shall be subject to the following additional terms and conditions:

     (a) Availability of Deposits at a Determinable Rate. If, after the Borrower has elected to borrow or maintain any advance at LIBOR, the Lender notifies the Borrower that:

               (i) United States dollar deposits in the amount and for the maturity requested are not available to the Lender in the London interbank market, or

               (ii) Reasonable means do not exist for the Lender to determine LIBOR for the amount and maturity requested,

     all as determined by the Lender in its sole discretion, then the principal subject to LIBOR shall accrue or shall continue to accrue interest at the Prime Rate.

     (b) Prohibition of Making, Maintaining, or Repayment of Principal at LIBOR. If any treaty, statute, regulation, interpretation thereof, or any directive, guideline, or otherwise by a central bank or fiscal authority (whether or not having the force of law) shall either prohibit or extend the time at which any principal subject to LIBOR may be purchased, maintained, or repaid, then on and as of the date the prohibition becomes effective, the principal subject to that prohibition shall continue at the Prime Rate.

     (c) Payments of Principal and Interest to be Net of Any Taxes or Costs. All payments of principal and interest shall be made net of any taxes and costs incurred by the Lender resulting from having principal outstanding hereunder at LIBOR. Without limiting the generality of the preceding obligation, illustrations of such taxes and costs are:

          (i) Taxes (or the withholding of amounts for taxes) of any nature whatsoever including income, excise, and interest equalization taxes (other than income taxes imposed by the United States or any state thereof on the income of the Lender), as well as all levies, imposts, duties, or fees whether now in existence or resulting from a change in, or promulgation of, any treaty, statute, regulation, interpretation thereof, or any directive, guideline, or otherwise, by a central bank or fiscal authority (whether or not having the force of law) or a change in the basis of, or time of payment of, such taxes and other amounts resulting therefrom;

          (ii) Any reserve or special deposit requirements against assets or liabilities of, or deposits with or for the account of, the Lender with respect to principal outstanding at LIBOR (including those imposed under Regulation D of the Federal Reserve Board) or resulting from a change in, or the promulgation of, such requirements by treaty, statute, regulation, interpretation thereof, or any directive, guideline, or otherwise by a central bank or fiscal authority (whether or not having the force of law);

          (iii) Any other costs resulting from compliance with treaties, statutes, regulations, interpretations, or any directives or guidelines, or otherwise by a central bank or fiscal authority (whether or not having the force of law);

          (iv) Any loss (including loss of anticipated profits) or expense incurred by reason of the liquidation or re-employment of deposits acquired by the Lender:

               (A) To make advances or maintain principal outstanding at LIBOR; or

               (B) As the result of a voluntary prepayment at a date other than the maturity date selected for principal outstanding at
                   LIBOR; or

               (C) As the result of a mandatory repayment at a date other than that maturity date selected for principal outstanding
               at     LIBOR as the result of the occurrence of an Event of
               Default and the acceleration of any portion of the indebtedness hereunder; or

               (D) As the result of a prohibition on making, maintaining, or repaying principal outstanding at LIBOR.

     If the Lender incurs any such taxes or costs, the Borrower, upon demand in writing specifying such taxes and costs, shall pay them at the later of 30 days thereafter or the date of the next scheduled payment hereunder; save for manifest error the Lender's specification shall be presumptively deemed correct. All advances made at LIBOR shall be conclusively deemed to have been funded by or on behalf of the Lender (in the case of LIBOR, in the London interbank market) by the purchase of deposits corresponding in amount and maturity to the amount and interest periods selected (or deemed to have been selected) by the Borrower under this Agreement.

     SECTION 2A.6  ADDITIONAL PROVISIONS WITH RESPECT TO FEDERAL FUNDS RATE
LOANS.

     The selection by the Borrower of the Federal Funds Rate and the maintenance of advances at such rate shall be subject to the following additional terms and conditions:

     (a) Determinable Rate. If, after the Borrower has elected to borrow or maintain any advance at the Federal Funds Rate, the Lender notifies the Borrower that reasonable means do not exist for the Lender to determine the Federal Funds Rate, as determined by the Lender in its sole discretion, then the principal subject to the Federal Funds Rate shall accrue or shall continue to accrue interest at the Prime Rate.

     (b) Prohibition of Making, Maintaining, or Repayment of Principal at the Federal Funds Rate. If any treaty, statute, regulation, interpretation thereof, or any directive, guideline, or otherwise by a central bank or fiscal authority (whether or not having the force of law) shall either prohibit or extend the time at which any principal subject to the Federal Funds Rate may be purchased, maintained, or repaid , then on and as of the date the prohibition becomes effective, the principal subject to that prohibition shall continue at the Prime Rate.

     SECTION 2A.7 PAYMENT AND PREPAYMENT. The Borrower may from time to time prepay any principal bearing interest at the Federal Funds Rate or the Prime Rate in whole or in part at any time and may prepay any principal bearing interest at LIBOR at the end of the maturity period chosen or agreed to by the Borrower applicable to the advance or portion of the advance being prepaid, without premium or penalty. Any prepayment of an amount bearing interest at LIBOR at a date other than the maturity date applicable to the advance or the portion of the advance being prepaid shall be subject to the provisions of
Section 2A.5. All prepayments of principal shall include interest accrued to the date of prepayment on the principal amount being prepaid.

     SECTION 2A.8 BASIS OF COMPUTATION. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days, including the date a Loan is made and excluding the date a Loan or any portion thereof is paid or prepaid.

     SECTION 2A.9 FACILITY FEE. The Borrower agrees to pay the Lender an annual facility fee which shall be payable in advance on the date of this Agreement and on each anniversary of the date of this Agreement, and which shall be (in each case) in an amount equal to one-eighth of one per cent (.125%) of the Commitment which is in effect on the respective date of payment.

     SECTION 2A.10 COMMITMENT FEE, VOLUNTARY REDUCTION OF COMMITMENT. The Borrower agrees to pay the Lender a commitment fee (the "Commitment Fee") of one-eighth of one percent (.125%) per year on the average daily unused amount of the Commitment. The Commitment Fee shall commence to accrue on the date of this Agreement and shall be paid on the last day of each March, June, September and December in each year, beginning with the first of such dates to occur after the date of this Agreement, at maturity and upon payment in full. Upon at least ten days' prior written notice, which shall be irrevocable, the Borrower may reduce the Commitment, effective as of the last banking day of any calendar quarter, in an amount of at least $500,000 or in full. Upon any such reduction of any part of the unused Commitment, the Commitment Fee on the part reduced shall be paid in full as of the date of such reduction.


           SECTION 2B.  INTEREST AND PAYMENTS FOR OPTION A TERM LOANS

     SECTION 2B.1 INTEREST. The unpaid principal amount of each and any Option A Term Loan shall bear interest at the following rates per year:

     (a) before maturity, whether by acceleration or otherwise, at the option of the Borrower, subject to the terms hereof at a rate equal to:

          (i) "LIBOR," which shall mean that fixed rate of interest per year for deposits with maturity periods of one, two, three or six months (which maturity period the Borrower shall select subject to the terms stated herein) in United States dollars offered to the Lender in or through the London interbank market at or about 11:00 A.M., London time, three days (during which banks are generally open in both Chicago and London) before the rate is to take effect in an amount corresponding to the amount of the requested advance ("advance" referring to a Loan or portion thereof) and for the London deposit maturity requested, divided by one minus any applicable reserve requirement (expressed as a decimal) on Eurodollar deposits of the same amount and maturity as determined by the Lender, plus three-quarters of one percent (.75%); or

          (ii) The "Bank Offered Rate," which shall be that rate of interest per year equal to that rate of interest per year offered by the Lender and accepted by the Borrower and fixed for up to five years, as offered by the Lender and accepted by the Borrower; or

          (iii) "Prime Rate," which shall mean that rate of interest per year announced from time to time by the Lender called its prime rate, which rate may not at any time be the lowest rate charged by the Lender. Changes in the rate of interest on the Loan resulting from a change in the Prime Rate shall take effect on the date set forth in each announcement for a change in the Prime Rate; and

     (b) after the maturity of any Loan, until paid, at a rate equal to 2% in addition to the Prime Rate (but not less than the Prime Rate in effect at maturity).

     SECTION 2B.2 RATE SELECTION. The Borrower shall select and change its selection of the interest rate as among LIBOR, the Bank Offered Rate and the Prime Rate to apply to at least $1,000,000 and in integral multiples of $50,000 thereafter of any advance, subject to the requirements herein stated:

     (a)  At the time any advance is made;

     (b) At the expiration of the particular LIBOR or Bank Offered Rate maturity period selected for the outstanding principal balance of any advance currently bearing interest at LIBOR or the Bank Offered Rate; and

     (c)  At any time for the outstanding principal balance of any advance currently bearing interest at the Prime Rate.

     SECTION 2B.3  RATE CHANGES AND NOTIFICATIONS.

     (a) LIBOR. If the Borrower wishes to borrow funds at LIBOR or if the Borrower wishes to change the rate of interest on any advance, within the limits described above, from any other rate to LIBOR, it shall, not less than two banking days of the Lender prior to the banking day of the Lender on which such rate is to take effect, give the Lender written or telephonic notice thereof, which shall be irrevocable. Such notice shall specify the advance to which LIBOR is to apply, and, in addition, the desired LIBOR maturity period of one, two, three or six months (but not to exceed the maturity date of this Agreement).

     (b) Bank Offered Rate. If the Borrower wishes to borrow funds at the Bank Offered Rate or to change the rate of interest on any advance to the Bank Offered Rate, it shall, at or before 10:00 A.M., Chicago time, on the date such borrowing or change is to take effect, which shall be a banking day of the Lender, give written or telephonic notice thereof, which shall be irrevocable. Such notice shall specify the advance to which the Bank Offered Rate is to apply and the desired maturity period (but not to exceed the maturity date of the Loan). The Lender shall then in its sole discretion offer or decline to offer a Bank Offered Rate (and if it offers a Bank Offered Rate, the rate of such Bank Offered Rate shall be in the Lender's sole discretion), and the Borrower shall irrevocably accept or decline such particular Bank Offered Rate and the related advance and confirm such acceptance in writing by letter or other written communication dated and sent the date of such borrowing or change. Without limiting the Borrower's obligations under any other document or instrument, the Lender may in offering such Bank Offered Rate and the related advance rely without inquiry upon any person whom it reasonably believes to be a party authorized to accept or decline such Bank Offered Rate and the related advance.

     (c) Failure to Notify. If the Borrower does not notify the Lender at the expiration of a selected maturity period with respect to any principal outstanding at LIBOR or the Bank Offered Rate, then in the absence of such notice Borrower shall be deemed to have elected to have such principal accrue interest after the respective LIBOR or Bank Offered Rate maturity period at the Prime Rate.

     SECTION 2B.4 INTEREST PAYMENT DATES. Accrued interest shall be paid on each Option A Term Loan to which the Bank Offered Rate or the Prime Rate applies on the last day of each month of each year, beginning with the first of such dates to occur after the date of the conversion of such Loan, at maturity, and upon payment in full, and to each Option A Term Loan to which LIBOR applies, at the end of each respective maturity period, every three months, at maturity, and upon payment in full, whichever is earlier or more frequent. After maturity, interest shall be payable upon demand.

     SECTION 2B.5 ADDITIONAL PROVISIONS WITH RESPECT TO LIBOR AND BANK OFFERED RATE LOANS.

     The selection by the Borrower of LIBOR or the Bank Offered Rate and the maintenance of advances at such rate shall be subject to the following additional terms and conditions:

     (a) Availability of Deposits at a Determinable Rate. If, after the Borrower has elected to borrow or maintain any advance at LIBOR, the Lender notifies the Borrower that:

               (i) United States dollar deposits in the amount and for the maturity requested are not available to the Lender in the London interbank market, or

               (ii) Reasonable means do not exist for the Lender to

          determine LIBOR for the amount and maturity requested,

     all as determined by the Lender in its sole discretion, then the principal subject to LIBOR shall accrue or shall continue to accrue interest at the Prime Rate.

     (b) Prohibition of Making, Maintaining, or Repayment of Principal at LIBOR. If any treaty, statute, regulation, interpretation thereof, or any directive, guideline, or otherwise by a central bank or fiscal authority (whether or not having the force of law) shall either prohibit or extend the time at which any principal subject to LIBOR may be purchased, maintained, or repaid, then on and as of the date the prohibition becomes effective, the principal subject to that prohibition shall continue at the Prime Rate.

     (c) Payments of Principal and Interest to be Net of Any Taxes or Costs. All payments of principal and interest shall be made net of any taxes and costs incurred by the Lender resulting from having principal outstanding hereunder at LIBOR or the Bank Offered Rate. Without limiting the generality of the preceding obligation, illustrations of such taxes and costs are:

          (i) Taxes (or the withholding of amounts for taxes) of any nature whatsoever including income, excise, and interest equalization taxes (other than income taxes imposed by the United States or any state thereof on the income of the Lender), as well as all levies, imposts, duties, or fees whether now in existence or resulting from a change in, or promulgation of, any treaty, statute, regulation, interpretation thereof, or any directive, guideline, or otherwise, by a central bank or fiscal authority (whether or not having the force of law) or a change in the basis of, or time of payment of, such taxes and other amounts resulting therefrom;

          (ii) Any reserve or special deposit requirements against assets or liabilities of, or deposits with or for the account of, the Lender with respect to principal outstanding at LIBOR (including those imposed under Regulation D of the Federal Reserve Board) or resulting from a change in, or the promulgation of, such requirements by treaty, statute, regulation, interpretation thereof, or any directive, guideline, or otherwise by a central bank or fiscal authority (whether or not having the force of law);

          (iii) Any other costs resulting from compliance with treaties, statutes, regulations, interpretations, or any directives or guidelines, or otherwise by a central bank or fiscal authority (whether or not having the force of law);

          (iv) Any loss (including loss of anticipated profits) or expense incurred by reason of the liquidation or re-employment of deposits acquired by the Lender:

               (A) To make advances or maintain principal outstanding at LIBOR or the Bank Offered Rate; or

               (B) As the result of a voluntary prepayment at a date other than the maturity date selected for principal outstanding at LIBOR or the Bank Offered Rate; or

               (C) As the result of a mandatory repayment at a date other than that maturity date selected for principal outstanding at LIBOR or the Bank Offered Rate as the result of the occurrence of an Event of Default and the acceleration of any portion of the indebtedness hereunder; or

               (D) As the result of a prohibition on making, maintaining, or repaying principal outstanding at LIBOR or the Bank Offered Rate.

     If the Lender incurs any such taxes or costs, the Borrower, upon demand in writing specifying such taxes and costs, shall pay them at the later of 30 days thereafter or the date of the next scheduled payment hereunder; save for manifest error the Lender's specification shall be presumptively deemed correct. All advances made at LIBOR or the Bank Offered Rate shall be conclusively deemed to have been funded by or on behalf of the Lender (in the case of LIBOR, in the London interbank market) by the purchase of deposits corresponding in amount and maturity to the amount and interest periods selected (or deemed to have been selected) by the Borrower under this Agreement.

     SECTION 2B.6 PAYMENT AND PREPAYMENT. The Borrower may from time to time, upon at least two days' prior written notice to the Lender, prepay any Option A Term Loan bearing interest at the Prime Rate in whole or in part without premium or penalty except as otherwise set forth in this Agreement, and such prepayment shall be applied to the unpaid installments of such Term Loan in the inverse order of maturity. Any prepayment of a Term Loan bearing interest at LIBOR or a Bank Offered Rate shall be subject to the provisions of Section 2B.5. All prepayments of principal shall include interest accrued to the date of prepayment on the principal amount being prepaid.

     SECTION 2B.7 PRINCIPAL REPAYMENT DATES. Each Option A Term Loan shall be payable in equal consecutive quarterly principal installments, each of which shall be in an amount equal to one-twentieth (1/20) of the principal amount of the Loan (subject to adjustment of the final payment, if necessary, by the Lender), payable on the last day of March, June, September and December of each year, beginning with the first of such dates to occur after the date of the Conversion.

           SECTION 2C.  INTEREST AND PAYMENTS FOR OPTION B TERM LOANS

     SECTION 2C.1 INTEREST. The unpaid principal amount of each and any Option B Term Loan shall bear interest at the following rates per year:

     (a) before maturity, whether by acceleration or otherwise, at the option of the Borrower, subject to the terms hereof at a rate equal to:

          (i) "LIBOR," which shall means that fixed rate of interest per year for deposits with maturity periods of one, two, three or six months (which maturity period the Borrower shall select subject to the terms stated herein) in United States dollars offered to the Lender in or through the London interbank market at or about 11:00 A.M., London time, three days (during which banks are generally open in both Chicago and London) before the rate is to take effect in an amount corresponding to the amount of the requested advance ("advance" referring to a Loan or portion thereof) and for the London deposit maturity requested, divided by one minus any applicable reserve requirement (expressed as a decimal) on Eurodollar deposits of the same amount and maturity as determined by the Lender, plus one percent (1.00%); or

          (ii) The "Bank Offered Rate" which shall be that rate of interest per year equal to that rate of interest per year offered by the Lender and accepted by the Borrower and fixed for up to five years as offered by Lender and accepted by Borrower; or

          (iii) the "Prime Rate," which shall mean that rate of interest per year announced from time to time by the Lender called its prime rate, which rate may not at any time be the lowest rate charged by the Lender. Changes in the rate of interest on the Loan resulting from a change in the Prime Rate shall take effect on the date set forth in each announcement for a change in the Prime Rate; and

     (b) after the maturity of any Loan, until paid, at a rate equal to 2% in addition to the Prime Rate (but not less than the Prime Rate in effect at maturity).

     SECTION 2C.2 RATE SELECTION. The Borrower shall select and change its selection of the interest rate as among LIBOR, the Bank Offered Rate and the Prime Rate to apply to at least $500,000 and in integral multiples of $50,000 thereafter of any advance, subject to the requirements herein stated:

     (a)  At the time any advance is made;

     (b) At the expiration of the particular LIBOR or Bank Offered Rate maturity period selected for the outstanding principal balance of any advance currently bearing interest at LIBOR or the Bank Offered Rate; and

     (c) At any time for the outstanding principal balance of any advance currently bearing interest at the Prime Rate.

     SECTION 2C.3  RATE CHANGES AND NOTIFICATIONS.

     (a) LIBOR. If the Borrower wishes to borrow funds at LIBOR or if the Borrower wishes to change the rate of interest on any advance, within the limits described above, from any other rate to LIBOR, it shall, not less than two banking days of the Lender prior to the banking day of the Lender on which such rate is to take effect, give the Lender written or telephonic notice thereof, which shall be irrevocable. Such notice shall specify the advance to which LIBOR is to apply, and, in addition, the desired LIBOR maturity period of one, two, three, or six months (but not to exceed the maturity date of this Agreement).

     (b) Bank Offered Rate. If Borrower wishes to borrow funds at the Bank Offered Rate or to change the rate of interest on any advance to the Bank Offered Rate, it shall, at or before 10:00 A.M., Chicago time, on the date such borrowing or change is to take effect, which shall be a banking day of the Lender, give written or telephonic notice thereof, which shall be irrevocable. Such notice shall specify the advance to which the Bank Offered Rate is to apply and the desired maturity period (but not to exceed the maturity date of the Loan). The Lender shall then in its sole discretion offer or decline to offer a Bank Offered Rate (and if it offers a Bank Offered Rate, the rate of such Bank Offered Rate shall be in the Lender's sole discretion), and the Borrower shall irrevocably accept or decline such particular Bank Offered Rate and the related advance and confirm such acceptance in writing by letter or other written communication dated and sent the date of such borrowing or change. Without limiting the Borrower's obligations under any other document or instrument, the Lender may in offering such Bank Offered Rate and the related advance rely without inquiry upon any person whom it reasonably believes to be a party authorized to accept or decline such Bank Offered Rate and the related advance.

     (c) Failure to Notify. If the Borrower does not notify the Lender at the expiration of a selected maturity period with respect to any principal outstanding at LIBOR or the Bank Offered Rate, then in the absence of such notice Borrower shall be deemed to have elected to have such principal accrue interest after the respective LIBOR or Bank Offered Rate maturity period at the Prime Rate.

     SECTION 2C.4 INTEREST PAYMENT DATES. Accrued interest shall be paid on each Option B Term Loan to which the Bank Offered Rate or the Prime Rate applies on the last day of each month of each year, beginning with the first of such dates to occur after the date of the conversion of such Loan, at maturity, and upon payment in full, and to each Option B Term Loan to which LIBOR applies, at the end of each respective maturity period, every three months, at maturity, and upon payment in full, whichever is earlier or more frequent. After maturity, interest shall be payable upon demand.

     SECTION 2C.5 ADDITIONAL PROVISIONS WITH RESPECT TO LIBOR AND BANK OFFERED RATE LOANS.

     The selection by the Borrower of LIBOR or the Bank Offered Rate and the maintenance of advances at such rate shall be subject to the following additional terms and conditions:

     (a) Availability of Deposits at a Determinable Rate. If, after the Borrower has elected to borrow or maintain any advance at LIBOR, the Lender notifies the Borrower that:

               (i) United States dollar deposits in the amount and for the maturity requested are not available to the Lender in the London interbank market, or

               (ii) Reasonable means do not exist for the Lender to determine LIBOR for the amount and maturity requested,

     all as determined by the Lender in its sole discretion, then the principal subject to LIBOR shall accrue or shall continue to accrue interest at the Prime Rate.

     (b) Prohibition of Making, Maintaining, or Repayment of Principal at LIBOR. If any treaty, statute, regulation, interpretation thereof, or any directive, guideline, or otherwise by a central bank or fiscal authority (whether or not having the force of law) shall either prohibit or extend the time at which any principal subject to LIBOR may be purchased, maintained, or repaid, then on and as of the date the prohibition becomes effective, the principal subject to that prohibition shall continue at the Prime Rate.

     (c) Payments of Principal and Interest to be Net of Any Taxes or Costs. All payments of principal and interest shall be made net of any taxes and costs incurred by the Lender resulting from having principal outstanding hereunder at LIBOR or the Bank Offered Rate. Without limiting the generality of the preceding obligation, illustrations of such taxes and costs are:

          (i) Taxes (or the withholding of amounts for taxes) of any nature whatsoever including income, excise, and interest equalization taxes (other than income taxes imposed by the United States or any state thereof on the income of the Lender), as well as all levies, imposts, duties, or fees whether now in existence or resulting from a change in, or promulgation of, any treaty, statute, regulation, interpretation thereof, or any directive, guideline, or otherwise, by a central bank or fiscal authority (whether or not having the force of law) or a change in the basis of, or time of payment of, such taxes and other amounts resulting therefrom;

          (ii) Any reserve or special deposit requirements against assets or liabilities of, or deposits with or for the account of, the Lender with respect to principal outstanding at LIBOR (including those imposed under Regulation D of the Federal Reserve Board) or resulting from a change in, or the promulgation of, such requirements by treaty, statute, regulation, interpretation thereof, or any directive, guideline, or otherwise by a central bank or fiscal authority (whether or not having the force of law);

          (iii) Any other costs resulting from compliance with treaties, statutes, regulations, interpretations, or any directives or guidelines, or otherwise by a central bank or fiscal authority (whether or not having the force of law);

          (iv)   Any loss (including loss of anticipated profits) or

          expense incurred by reason of the liquidation or re-employment of deposits acquired by the Lender:

               (A) To make advances or maintain principal outstanding at LIBOR or the Bank Offered Rate; or

               (B) As the result of a voluntary prepayment at a date other than the maturity date selected for principal outstanding at LIBOR or the Bank Offered Rate; or

               (C) As the result of a mandatory repayment at a date other than that maturity date selected for principal outstanding at LIBOR or the Bank Offered Rate as the result of the occurrence of an Event of Default and the acceleration of any portion of the indebtedness hereunder; or

               (D) As the result of a prohibition on making, maintaining, or repaying principal outstanding at LIBOR or the Bank Offered Rate.

     If the Lender incurs any such taxes or costs, the Borrower, upon demand in writing specifying such taxes and costs, shall pay them at the later of 30 days thereafter or the date of the next scheduled payment hereunder; save for manifest error the Lender's specification shall be presumptively deemed correct. All advances made at LIBOR or the Bank Offered Rate shall be conclusively deemed to have been funded by or on behalf of the Lender (in the case of LIBOR, in the London interbank market) by the purchase of deposits corresponding in amount and maturity to the amount and interest periods selected (or deemed to have been selected) by the Borrower under this Agreement.

     SECTION 2C.6 PAYMENT AND PREPAYMENT. The Borrower may from time to time, upon at least two days' prior written notice to the Lender, prepay any Option B Term Loan bearing interest at the Prime Rate in whole or in part without premium or penalty except as otherwise set forth in this Agreement, and such prepayment shall be applied to the unpaid installments of such Term Loan in the inverse order of maturity. Any prepayment of a Term Loan bearing interest at LIBOR or a Bank Offered Rate shall be subject to the provisions of Section 2C.5. All prepayments of principal shall include interest accrued to the date of prepayment on the principal amount being prepaid.

     SECTION 2C.7 PRINCIPAL REPAYMENT DATES. Each Option B Term Loan shall be payable in 20 consecutive quarterly principal installments payable on the last day of March, June, September and December of each year, beginning with the first of such dates to occur after the date of the Conversion. The first 19 of such installments shall each be in an amount equal to one-fortieth (1/40) of the principal amount of the Loan, and the final installment shall be of all principal amounts then outstanding.


                       SECTION 3. REPRESENTATIONS AND WARRANTIES

     To induce the Lender to enter into this Agreement, the Borrower represents and warrants to the Lender that:

     SECTION 3.1 ORGANIZATION. The Borrower is a corporation existing and in good standing under the laws of the state indicated in the heading; any subsidiary is a corporation or partnership duly existing and in good standing under the laws of the state of its formation as indicated on Exhibit D; the Borrower and any subsidiary are duly qualified, in good standing and authorized to do business in each jurisdiction where, because of the nature of their activities or properties, such qualification is required; and the Borrower and any subsidiary have the power and authority to own their properties and to carry on their businesses as now being conducted.

     SECTION 3.2 AUTHORIZATION; NO CONFLICT.  The borrowings hereunder, the execution and delivery of the Notes and the performance by the Borrower of its obligations under this Agreement and the Notes are within the Borrower's corporate powers, have been authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required) and do not and will not contravene or conflict with any provision of law or of the charter or by-laws of the Borrower or any subsidiary or of any agreement binding upon the Borrower or any subsidiary.

     SECTION 3.3 FINANCIAL STATEMENTS. The Borrower's audited consolidating and consolidated financial statements as at December 31, 1995 and its unaudited consolidating and consolidated financial statements as at March 31, 1996, copies of which have been furnished to the Lender, have been prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year, and accurately present the financial condition of the Borrower and any subsidiary as at such dates and the results of their operations for the respective periods then ended. Since the date of those financial statements, no material, adverse change in the business, properties, assets, operations, conditions or prospects of the Borrower or any subsidiary has occurred of which the Lender has not been advised in writing before this Agreement was signed. There is no known contingent liability of the Borrower or any subsidiary which is known to be in an amount in excess of $1,000,000 which is not reflected in such financial statements or of which the Lender has not been advised in writing before this Agreement was signed.

     SECTION 3.4 TAXES. Federal income tax returns for the Borrower and any subsidiary have been examined and closed by the Internal Revenue Service for all years including the year ended December 31, 1993. The Borrower and any subsidiary have filed or caused to be filed all federal, state and local tax returns which, to the knowledge of the Borrower or any subsidiary, are required to be filed, and have paid or have caused to be paid all taxes as shown on such returns or on any assessment received by them, to the extent that such taxes have become due (except for current taxes not delinquent and taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been provided on the books of the Borrower or the appropriate subsidiary, and as to which no foreclosure, distraint, sale or similar proceedings have been commenced). The Borrower and any subsidiary have set up reserves which are adequate for the payment of additional taxes for years which have not been audited by the respective tax authorities.

     SECTION 3.5 LIENS. None of the assets of the Borrower or any subsidiary are subject to any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest, except for: (a) current taxes not delinquent or taxes being contested in good faith and by appropriate proceedings; (b) liens arising in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate proceedings, but not involving any deposits or advances or borrowed money or the deferred purchase price of property or services; and (c) liens set forth on Exhibit D-1.

     SECTION 3.6 ADVERSE CONTRACTS. Neither the Borrower nor any subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction, nor is it subject to any judgment, decree or order of any court or governmental body, which may have a material and adverse effect on the business, assets, liabilities, financial condition, operations or business prospects of the Borrower and its subsidiaries taken as a whole or on the ability of the Borrower to perform its obligations under this Agreement or any Note. Neither the Borrower nor any subsidiary has, nor with reasonable diligence should have had, knowledge of or notice that it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any such agreement, instrument, restriction, judgment, decree or order.

     SECTION 3.7 REGULATION U. The Borrower is not engaged principally in, nor is one of the Borrower's important activities, the business of extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereinafter in effect.

     SECTION 3.8 LITIGATION AND CONTINGENT LIABILITIES. Except as set forth on Exhibit D-2 no litigation (including derivative actions), arbitration proceedings or governmental proceedings are pending or threatened in writing against the Borrower which would (singly or in the aggregate), if adversely determined, have a material and adverse effect on the financial condition, continued operations or prospects of the Borrower or any subsidiary, except as set forth (including estimates of the dollar amounts involved) in a schedule furnished by the Borrower to the Lender before this Agreement was signed.

     SECTION 3.9 SUBSIDIARIES. Attached hereto as Exhibit D is a correct and complete list of all subsidiaries and affiliates of the Borrower.

                                 SECTION 4.  COVENANTS

     Until all obligations of the Borrower hereunder and under the Notes are paid and fulfilled in full, the Borrower agrees that it shall, and shall cause any subsidiary to, comply with the following covenants, unless the Lender consents otherwise in writing:

     SECTION 4.1 CORPORATE EXISTENCE, MERGERS, ETC. The Borrower and any subsidiary shall preserve and maintain its corporate existence, rights, franchises, licenses and privileges, and will not liquidate, dissolve, or merge or consolidate with or into any other corporation, or sell, lease, transfer or otherwise dispose of all or a substantial part of its assets, except that:

     (a) Any subsidiary may merge or consolidate with or into the Borrower or any one or more wholly-owned subsidiaries; and

     (b) Any subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (i) to the Borrower or one or more wholly-owned subsidiaries; or (ii) to any other entity, provided that, in the case of this clause (ii), the assets of such subsidiary sold, leased, transferred or otherwise disposed of do not constitute a substantial part of the consolidated total assets of the Borrower and its subsidiaries, and provided further that no Event of Default or Unmatured Event of Default has occurred and is continuing at the time of such sale, lease, transfer or other disposition or would occur after giving effect thereto.

     For purposes of clause (ii) of subsection (b) of this Section 4.1, the assets of a subsidiary sold, leased, transferred or otherwise disposed of shall be deemed to constitute a "substantial part" of the consolidated total assets of the Borrower and its subsidiaries only if the aggregate value of the assets disposed of exceeds 20% of the consolidated total assets of the Borrower and its subsidiaries immediately prior to such disposition. As used in the preceding sentence, the term "value" shall mean, with respect to any asset disposed of, the greater of such asset's book or fair market value as of the date of disposition, with "book value" being the value of such asset as would appear immediately prior to such disposition on a balance sheet of such subsidiary prepared in accordance with generally accepted accounting principles consistently applied.

     SECTION 4.2 REPORTS, CERTIFICATES AND OTHER INFORMATION. The Borrower shall furnish to the Lender:

     (a) Interim Reports. Within 45 days after the end of each quarter of each fiscal year of the Borrower, a copy of an unaudited financial statement of the Borrower and any subsidiary prepared on a consolidating and consolidated basis consistent with the audited consolidating and consolidated financial statements of the Borrower and any subsidiary referred to above, signed by an authorized officer of the Borrower and consisting of at least (i) a balance sheet as at the close of such quarter and (ii) a statement of earnings and source and application of funds for such quarter and for the period from the beginning of such fiscal year to the close of such quarter.

     (b)  Audit Report.  Within 120 days after the end of each fiscal year of the Borrower, a copy of an annual audit report of the Borrower and any subsidiary prepared on a consolidating and consolidated basis and in conformity with generally accepted accounting principles applied on a basis consistent with the audited consolidating and consolidated financial statements of the Borrower and any subsidiary referred to above, duly certified by independent certified public accountants of recognized standing satisfactory to the Lender, accompanied by an opinion without significant qualification and a certificate from such accountants containing a computation of, and showing compliance with, any financial ratio or restriction contained in this Agreement, and to the effect that, in making the examination necessary for the signing of such annual audit report by such accountants, they have not become aware of any Event of Default or any Unmatured Event of Default, or if they have become aware of any such event, describing it.

     (c) Certificates. Contemporaneously with the furnishing of a copy of each annual audit report and of each quarterly statement provided for in this Section, a certificate dated the date of such annual report or such quarterly statement and signed by either the President, the Chief Financial Officer or the Treasurer of the Borrower, to the effect that no Event of Default or Unmatured Event of Default has occurred and is continuing, or, if there is any such event, describing it and the steps, if any, being taken to cure it, and containing (except in the case of the certificate dated the date of the annual report) a computation of, and showing compliance with, any financial ratio or restriction contained in this Agreement.

     (d) Reports to Shareholders. Copies of each communication from the Borrower or any subsidiary which is sent to all of its shareholders, promptly upon the filing or making thereof.

     (e) Notice of Default, Litigation and ERISA Matters. Immediately upon learning of the occurrence of any of the following, written notice describing the same and the steps being taken by the Borrower or any subsidiary affected in respect thereof: (i) the occurrence of an Event of Default or an Unmatured Event of Default; or (ii) the institution of, or any adverse determination in, any litigation, arbitration or governmental proceeding affecting the Borrower or any subsidiary, or any assets of the Borrower or any subsidiary, which may result in a breach of any of the covenants of this Agreement; or (iii) the occurrence of a reportable event under, or the institution of steps by the Borrower or any subsidiary to withdraw from, or the institution of any steps to terminate, any employee benefit plans as to which the Borrower or any of its subsidiaries may have any liability.

     (f) Subsidiaries. Promptly from time to time a written report of any changes in the list of its subsidiaries set forth on Exhibit D.

     (g) Other Information. From time to time such other information, financial or otherwise, concerning the Borrower or any subsidiary as the Lender may reasonably request.

     SECTION 4.3 INSPECTION. The Borrower and any subsidiary shall permit the Lender and its agents at any time during normal business hours to inspect their properties and to inspect and make copies of their books and records, but not more frequently than once per fiscal quarter unless an Event of Default or an Unmatured Event of Default shall have occurred and be continuing, in which case there shall be no limit on the number of such inspections by the Lender and its agents.

     SECTION 4.4 FINANCIAL REQUIREMENTS.  The Borrower and any subsidiary shall:

     (a) Minimum Tangible Net Worth. Maintain a minimum consolidated tangible net worth which shall, as at the end of each fiscal year, be not less than the sum of $35,000,000 plus 50% of the Borrower's consolidated positive net income for such year.

     (b) Maximum Senior Debt Ratio. Not permit the ratio of (i) Senior Funded Debt (which for purposes of this Agreement shall mean and include items
     (1), (2) and (4) of the definition of "Indebtedness" in Section 4.5(a) below) to (ii) EBIDTA (which term as used herein shall mean consolidated net income before interest expense, taxes, depreciation and amortization) to be greater than 2.50:1.00 for each period of four consecutive fiscal quarters.

     (c) Minimum Current Ratio. Maintain at all times a consolidated current ratio of not less than 1:50:1.

     (d) Minimum Fixed Charge Coverage Ratio. Maintain a ratio of (i) EBIDTA to (ii) Current Maturities (which for this purpose shall mean all indebtedness maturing during the four-quarter period in question together with all interest payable thereon during such period, as shown on the Borrower's balance sheet) which shall be not less than 1.50:1.00 for each period of four consecutive fiscal quarters.

     SECTION 4.5 INDEBTEDNESS, LIENS AND TAXES. The Borrower and any subsidiary shall:

     (a) Indebtedness. Not incur, permit to remain outstanding, assume or in any way become committed for Indebtedness, except (i) Indebtedness to the Lender; (ii) other Indebtedness for borrowed money to the lender identified on Exhibit D-3 in the maximum principal amount stated on such exhibit;
     (iii) other Senior Funded Debt, provided that no Event of Default or Unmatured Event of Default has occurred and is continuing at the time of the incurrence or assumption thereof or would occur after giving effect thereto, and provided further that the Lender is given prior written notice of the incurrence or assumption of any Senior Funded Debt in a principal amount in excess of $750,000; (iv) Indebtedness hereafter incurred in connection with the liens permitted by clause (iv) of subsection (b) of this Section 4.5; (v) Indebtedness of a corporation or other entity outstanding on the date such corporation or other entity (A) first becomes a subsidiary of the Borrower, (B) merges into the Borrower or any subsidiary, or (C) is acquired by the purchase of all or substantially all of such corporation's or other entity's assets and the assumption of such Indebtedness of such corporation or other entity, provided that such Indebtedness is not incurred in contemplation of such corporation or other entity becoming a subsidiary or such merger or acquisition, provided further that no Event of Default or Unmatured Event of Default has occurred and is continuing at the time of the assumption of such Indebtedness or would occur after giving effect thereto, and provided further that the Lender is given prior written notice of the assumption of such Indebtedness; and (vi) renewals, extensions, refundings or refinancings of any Indebtedness permitted by the preceding clauses (i) through (v), provided that the principal amount of such Indebtedness is not increased and the terms applicable to such Indebtedness as renewed, extended, refunded or refinanced are no more onerous to the obligor with respect to such Indebtedness than those applicable to the original Indebtedness. As used herein, the term "Indebtedness" shall mean at any date, without duplication: (1) all obligations for borrowed money; (2) all obligations evidenced by bonds, debentures, notes, or preferred stock; (3) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business;
     (4) all obligations as lessee under capital leases; (5) all Indebtedness of others secured by a lien on any asset of the Borrower or any subsidiary; and (6) all Indebtedness of others guaranteed by the Borrower or any subsidiary.

     (b) Liens. Not create, suffer or permit to exist any lien or encumbrance of any kind or nature upon any of their assets now or hereafter owned or acquired, or acquire or agree to acquire any property or assets of any character under any conditional sale agreement or other title retention agreement, but this Section shall not be deemed to apply to: (i) liens existing on the date of this Agreement and identified on Exhibit

     D-1; (ii) liens of landlords, contractors, laborers or supplymen, tax liens, or liens securing performance or appeal bonds or other similar liens or charges arising out of the Borrower's business, provided that tax liens are removed before related taxes become delinquent and other liens are promptly removed, in either case unless contested in good faith and by appropriate proceedings, and as to which adequate reserves shall have been established; (iii) liens securing borrowings or advances from the Borrower by wholly-owned subsidiaries; (iv) liens in connection with the acquisition of property by the Borrower or any subsidiary after the date hereof in the ordinary course of its business by way of purchase money mortgage, conditional sale or other title retention agreement, capital lease or other deferred payment contract, and attaching only to the property being acquired, if the Indebtedness secured thereby does not exceed $1,000,000 in the aggregate for the Borrower and all subsidiaries at any one time outstanding; (v) existing liens securing Indebtedness of a corporation or other entity outstanding on the date such corporation or other entity (A) first becomes a subsidiary of the Borrower, (B) merges into the Borrower or any subsidiary, or (C) is acquired by the purchase of all or substantially all of such corporation's or other entity's assets (the "acquired assets") and the assumption of such Indebtedness of such corporation or other entity, provided that such liens are not applicable to the Borrower or any other subsidiary or the assets (other than the acquired assets) of the Borrower or any subsidiary, and provided further that none of such liens are created in contemplation of such corporation or other entity becoming a subsidiary or such merger or acquisition; and (vi) the extension, renewal or replacement of any lien specified in the preceding clauses (i) through
     (v), provided that (A) no property shall become subject to such extended, renewed or replacement lien that was not subject to the lien extended, renewed or replaced, (B) the principal amount of Indebtedness secured by any such extended, renewed or replacement lien shall not be increased by such extension, renewal or replacement, (C) the Indebtedness secured by such lien could be incurred in compliance with this Agreement at the time of such extension, renewal or replacement, and (D) after giving effect thereto, no Event of Default or Unmatured Event of Default shall have occurred and be continuing.

     (c) Taxes. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon them, upon their income or profits or upon any properties belonging to them, prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies when due, except that no such tax, assessment, charge, levy or claim need be paid which is being contested in good faith and by appropriate proceedings and as to which adequate reserves shall have been established, and as to which no foreclosure, distraint, sale or similar proceedings have commenced.

     (d) Keep Well Agreements. Not assume, guarantee, indorse or otherwise become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise) with respect to the obligation of any other person or entity, except (i) under guaranties in existence on the date hereof and set forth on Exhibit D-4; (ii) by the indorsement of negotiable instruments for deposit or collection in the ordinary course of business; and (iii) as permitted by this Agreement.

     SECTION 4.6 INVESTMENTS AND LOANS. Neither the Borrower nor any subsidiary shall, without the Lender's advance written consent, make any loan, advance, extension of credit or capital contribution to, or purchase or otherwise acquire for a consideration evidences of indebtedness, capital stock or other securities of, any legal entity, except that the Borrower and any subsidiary may:

     (a)  purchase or otherwise acquire and own short-term money market items;

     (b)  extend credit upon customary terms to their customers in the ordinary course of their business;

     (c) extend credit to officers and employees in accordance with policies in effect on the date of this Agreement of which the Lender has been advised in writing; and

     (d)  in addition to the transactions permitted by subsections (a), (b) and
     (c) of this Section 4.6, make loans, advances, extensions of credit and capital contributions to, and purchase or otherwise acquire for a consideration evidences of indebtedness, capital stock and other securities of, any legal entities, provided that no Event of Default or Unmatured Event of Default has occurred and is continuing at the time of such transaction or would occur after giving effect thereto.

     SECTION 4.7  OWNERSHIP.

     (a) Stock of Subsidiaries. The Borrower shall continue to own, directly or indirectly, the same (or greater) percentage of the stock of each subsidiary that it held on the date of this Agreement, except that the Borrower may sell all or any part of the stock of any subsidiary that is not a Significant Subsidiary, provided that no Event of Default or Unmatured Event of Default has occurred and is continuing at the time of such sale or would occur after giving effect thereto. As used herein, the term "Significant Subsidiary" shall mean any subsidiary, including its subsidiaries, which meets any of the following conditions: (i) the Borrower's and its other subsidiaries' investments in and advances to such subsidiary exceed 20% of the consolidated total assets of the Borrower and its subsidiaries as at the date of determination of such subsidiary's status as a Significant Subsidiary; or (ii) the Borrower's and its other subsidiaries' proportionate share of the total assets (after intercompany eliminations) of such subsidiary exceeds 20% of the consolidated total assets of the Borrower and its subsidiaries as at such date of determination; or (iii) the portion of the Borrower's consolidated net income for the period of four consecutive fiscal quarters immediately preceding such date of determination attributable to such subsidiary exceeds 20%.

     (b) Issuance of Additional Securities. No subsidiary shall issue any additional securities other than to the Borrower.

     SECTION 4.8 MAINTENANCE OF PROPERTIES. The Borrower and any subsidiary shall maintain, or cause to be maintained, in good repair, working order and condition, all their properties (whether owned or held under lease), and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     SECTION 4.9 INSURANCE. The Borrower and any subsidiary shall maintain insurance in responsible companies in such amounts and against such risks as is maintained by the Borrower and its subsidiaries on the date of this Agreement and, at a minimum, insurance on their business, fixed assets, inventory and other properties, workmen's compensation or similar insurance as required by law, and adequate public liability (including product liability) insurance against claims for personal injury, death or property damage arising out of its products, facilities or operations, as is usually carried by similar businesses conducting operations in similar areas.

     SECTION 4.10 USE OF PROCEEDS. The proceeds of all Loans shall be used only for the Borrower's working capital, general corporate purposes and acquisitions by the Borrower (as to which the Borrower will provide the Lender with particulars in advance). The Borrower and any subsidiary shall not use or permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying any margin stock" within the meaning of Regulations U or X of the Board of Governors of the Federal Reserve System, as amended from time to time. If requested by the Lender, the Borrower and any subsidiary will furnish to the Lender a statement in conformity with the requirements of Federal Reserve Form U-1 to the foregoing effect. No part of the proceeds of the Loans will be used for any purpose which violates or is inconsistent with the provisions of Regulation U or X of the Board of Governors.

                       SECTION 5.  CONDITIONS OF LENDING AND CONVERSION

     The obligation of the Lender to make any Revolving Credit Loan or to effect any Conversion is subject to the following conditions precedent:

     SECTION 5.1 DOCUMENTATION. In addition to the conditions precedent set forth in Section 5.2, the obligation of the Lender to make the first Revolving Credit Loan is subject to the conditions precedent that the Lender shall have received all of the following, each duly executed and dated the date of the first Revolving Credit Loan, in form and substance satisfactory to the Lender and its counsel, at the expense of the Borrower, and in such number of signed counterparts as the Lender may request (except for the Revolving Credit Note, of which only the original shall be signed):

     (a) Note. The Revolving Credit Note in the form of Exhibit A, with appropriate insertions;

     (b) Resolution. A copy of a resolution of the Board of Directors of the Borrower authorizing or ratifying the execution, delivery and performance, respectively, of this Agreement, the Notes and the other documents provided for in this Agreement, certified by the Secretary of the Borrower;

     (c) Articles of Incorporation and By-laws. A copy of the articles of incorporation and by-laws of the Borrower, certified by the Secretary of the Borrower;

     (d) Certificate of Incumbency. A certificate of the Secretary of the Borrower certifying the names of the officer or officers of the Borrower authorized to sign this Agreement, the Notes and the other documents provided for in this Agreement, together with a sample of the true signature of each such officer (the Lender may conclusively rely on such certificate until formally advised by a like certificate of any changes therein);

     (e) Certificate of No Default. A certificate signed by the President, the Chief Financial Officer or the Treasurer of the Borrower to the effect that: (i) no Event of Default or Unmatured Event of Default has occurred and is continuing or will result from the making of the first Revolving Credit Loan; and (ii) the representations and warranties of the Borrower contained herein are true and correct as at the date of the first Revolving Credit Loan as though made on that date;

     (f) Opinion of Counsel to the Borrower. An opinion of counsel to the Borrower in form satisfactory to the Lender; and

     (g) Miscellaneous. Such other documents and certificates as the Lender may request.


     SECTION 5.2 REPRESENTATIONS AND WARRANTIES; NO DEFAULT.

     (a) Representations and Warranties. At the date of each Revolving Credit Loan and each Conversion, the Borrower's representations and warranties set forth herein shall be true and correct as at such date with the same effect as though those representations and warranties had been made on that date.

     (b) No Default. At the time of each Revolving Credit Loan and each Conversion, and immediately after giving effect thereto, the Borrower shall be in compliance with all the terms and provisions set forth herein on its part to be observed or performed, and no Event of Default or Unmatured

     Event of Default shall have occurred and be continuing at the time of such event, or would result from the making of such Loan or Conversion.

     SECTION 5.3 SUCCEEDING LOANS AND CONVERSIONS. The application by the Borrower for any succeeding Revolving Credit Loan other than the first Revolving Credit Loan, or for any Conversion, shall be deemed a representation and warranty by the Borrower that the statements in Section 5.2 are true and correct on and as at the date of each succeeding Revolving Credit Loan or Conversion, as the case may be.

                                 SECTION 6.  DEFAULT

     SECTION 6.1 EVENTS OF DEFAULT. Each of the following occurrences is hereby defined as an "Event of Default":

     (a) Nonpayment. The Borrower shall fail to make any payment of principal, interest, or other amounts payable hereunder when and as due and such circumstance shall have continued for a period of three consecutive days; or

     (b) Default under Related Documents. Any default, event of default, or similar event shall occur or continue under any instrument, document, note, agreement, or guaranty delivered to the Lender in connection with the Loans, or any such instrument, document, note, agreement, or guaranty shall not be, or shall cease to be, enforceable in accordance with its terms; or

     (c) Cross-Default. There shall occur any default or event of default, or any event which might become such with notice or the passage of time or both, or any similar event, or any event which requires the prepayment of borrowed money or the acceleration of the maturity thereof, under the terms of any evidence of any Senior Funded Debt or other agreement with respect to any Senior Funded Debt issued or assumed or entered into by the Borrower or any subsidiary or under the terms of any note, indenture, agreement or instrument under which any such evidence of any Senior Funded Debt or other agreement with respect to any Senior Funded Debt is issued, assumed, secured or guaranteed, and such event shall continue beyond any applicable period of grace, unless and for so long as, in the case of any Senior Funded Debt in respect of capital leases, the Borrower or any subsidiary, as the case may be, is contesting such default or event in good faith and by appropriate proceedings and the Borrower or such subsidiary has established such reserves or other provisions therefor as may be required by generally accepted accounting principles; or

     (d) Dissolutions, etc. The Borrower shall fail to comply with any provision concerning its existence or that of any subsidiary or any prohibition against dissolution, liquidation, merger, consolidation or sale of assets; or

     (e) Warranties. Any representation, warranty, schedule, certificate, financial statement, report, notice or other writing furnished by or on behalf of the Borrower to the Lender is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified; or

     (f) Change in Control. Any person or entity presently not in control of the Borrower shall obtain control directly or indirectly of the Borrower, whether by purchase or gift of stock or assets, by contract, or otherwise; it being understood and agreed that for purposes of this subsection (f), the sale by Thomas M. Evans, Sr. of up to (but not including) 50% of the common stock of the Borrower in and of itself shall not be considered a change in control of the Borrower; or

     (g) ERISA. Any reportable event shall occur under the Employee Retirement Income Security Act of 1974, as amended, in respect of any employee benefit plan maintained for employees of the Borrower or any subsidiary; or

     (h) Litigation. Any suit, action or other proceeding (judicial or administrative) commenced against the Borrower or any subsidiary, or with respect to any assets of the Borrower or any subsidiary, shall threaten to have a material and adverse effect on the future operations of the Borrower or any subsidiary; or a final judgment or settlement in excess of $1,000,000 in excess of insurance shall be entered in, or agreed to in respect of, any such suit, action or proceeding; or

     (i) Noncompliance with this Agreement. The Borrower shall fail to comply with any provision hereof, which failure does not otherwise constitute an Event of Default, and such failure shall continue for ten days after notice thereof to the Borrower by the Lender or any other holder of the Note; or

     (j) Guaranty. Any guaranty of the Loans shall be repudiated or become unenforceable or incapable of performance; or

     (k) Bankruptcy. Any bankruptcy, insolvency, reorganization, arrangement, readjustment, liquidation, dissolution, or similar proceeding, domestic or foreign, is instituted by or against the Borrower or any subsidiary (and, in the case of an involuntary filing, 30 days shall have elapsed without such filing being dismissed), or the Borrower or any subsidiary shall take any step toward, or to authorize, such a proceeding; or

     (l) Insolvency. The Borrower or any subsidiary shall become insolvent, generally shall fail or be unable to pay its debts as they mature, shall admit in writing its inability to pay its debts as they mature, shall make a general assignment for the benefit of its creditors, shall enter into any composition or similar agreement, or shall suspend the transaction of all or a substantial portion of its usual business.

     SECTION 6.2 REMEDIES. Upon the occurrence of any Event of Default set forth in subsections (a)-(j) of Section 6.1 and during the continuance thereof, the Lender or any other holder of the Notes may declare the Notes and any other amounts owed to the Lender, including without limitation any accrued but unpaid fees, to be immediately due and payable, whereupon the Notes and any other amounts owed to the Lender shall forthwith become due and payable. Upon the occurrence of any Event of Default set forth in subsections (k)-(l) of Section 6.1, the Notes and any other amounts owed to the Lender, including without limitation any accrued but unpaid fees, shall be immediately and automatically due and payable without action of any kind on the part of the Lender or any other holder of the Notes. Upon the occurrence of any Event of Default, any obligation of the Lender to make Loans shall immediately and automatically terminate without action of any kind on the part of the Lender. The Borrower expressly waives presentment, demand, notice or protest of any kind in connection herewith. The Lender shall promptly give the Borrower notice of any such declaration, but failure to do so shall not impair the effect of such declaration. No delay or omission on the part of the Lender or any holder of the Notes in exercising any power or right hereunder or under any Note shall impair such right or power or be construed to be a waiver of any Event of Default or any acquiescence therein, nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof, or the exercise of any other power or right.

                                 SECTION 7. CERTAIN DEFINITIONS

     SECTION 7.1 GENERAL.  As used herein:

     (a) The term "affiliate" means any corporation of which the Borrower owns directly or indirectly 20% or more, but less than 50%, of the outstanding voting stock, or any partnership, joint venture, trust or other legal entity of which the Borrower has effective control, by contract or otherwise.

     (b) The term "subsidiary" means any corporation, partnership, joint venture, trust, or other legal entity of which the Borrower owns directly or indirectly 50% or more of the outstanding voting stock or interest, or of which the Borrower has effective control, by contract or otherwise.

     (c) The term "Unmatured Event of Default" means an event or condition which would become an Event of Default with notice or the passage of time or both.

     (d) Except as and unless otherwise specifically provided herein, all accounting terms in this Agreement shall have the meanings given to them by generally accepted accounting principles and shall be applied and all reports required by this Agreement shall be prepared, in a manner consistent with the audited financial statements referred to in Section 3.3.

     SECTION 7.2 APPLICABILITY OF SUBSIDIARY AND AFFILIATE REFERENCES. Terms hereof pertaining to any subsidiary or affiliate shall apply only during such times as the Borrower has any subsidiary or affiliate.

                                 SECTION 8.  MISCELLANEOUS

     SECTION 8.1 WAIVER OF DEFAULT. The Lender may, by written notice to the Borrower, at any time and from time to time, waive any Event of Default or Unmatured Event of Default, which shall be for such period and subject to such conditions as shall be specified in any such notice. In the case of any such waiver, the Lender and the Borrower shall be restored to their former position and rights hereunder and under the Notes, respectively, and any Event of Default or Unmatured Event of Default so waived shall be deemed to be cured and not continuing; but no such waiver shall extend to or impair any right consequent thereon or to any subsequent or other Event of Default or Unmatured Event of Default.

     SECTION 8.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been given or made when deposited in the mail, postage prepaid, addressed:

     (a) if to the Lender to 50 South LaSalle Street, Chicago, Illinois 60675 (Attention: Daniel R. Hintzen)

     (b) if to the Borrower to Number One Tantalum Place, North Chicago, Illinois 60064 (Attention: R. Michael McEntee, Chief Financial Officer)

or to such other address as may be hereafter designated in writing by the respective parties hereto.

     SECTION 8.3 NONWAIVER; CUMULATIVE REMEDIES. No failure to exercise, and no delay in exercising, on the part of the Lender of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Lender herein provided are cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 8.4 SURVIVAL OF AGREEMENTS. All agreements, representations and warranties made herein shall survive the delivery of the Notes and the making of the Loans.

     SECTION 8.5 SUCCESSORS. This Agreement shall, upon execution and delivery by the Borrower, and acceptance by the Lender in Chicago, Illinois, become effective and shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and assigns, except that the Borrower may not transfer or assign any of its rights or interest hereunder without the prior written consent of the Lender.

     SECTION 8.6 CAPTIONS. Captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof. References herein to Sections or provisions without reference to the document in which they are contained are references to this Agreement.

     SECTION 8.7 SINGULAR AND PLURAL. Unless the context requires otherwise, wherever used herein the singular shall include the plural and vice versa, and the use of one gender shall also denote the others where appropriate.

     SECTION 8.8 COUNTERPARTS. This Agreement may be executed by the parties on any number of separate counterparts, and by each party on separate counterparts; each counterpart shall be deemed an original instrument; and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

     SECTION 8.9 FEES. The Borrower agrees to pay or reimburse the Lender for all costs and expenses of preparing, seeking advice in regard to, and enforcing this Agreement and the Notes, or preserving its rights hereunder or under any document or instrument executed in connection herewith (including legal fees and reasonable time charges of attorneys who may be employees of the Lender, whether in or out of court, in original or appellate proceedings or in bankruptcy).

     SECTION 8.10 CONSTRUCTION. This Agreement, the Notes and any document or instrument executed in connection herewith shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Illinois, and shall be deemed to have been executed in the State of Illinois.

     SECTION 8.11 SUBMISSION TO JURISDICTION; VENUE. To induce the Lender to make the Loans, as evidenced by the Notes and this Agreement, the Borrower irrevocably agrees that, subject to the Lender's sole and absolute election, all suits, actions or other proceedings in any way, manner or respect, arising out of or from or related to this Agreement, the Notes or any document executed in connection herewith, shall be subject to litigation in courts having situs within Chicago, Illinois. The Borrower hereby consents and submits to the jurisdiction of any local, state or federal court located within said city and state. The Borrower hereby waives any right it may have to trial by jury, to transfer or change the venue of any suit, action or other proceeding brought against the Borrower by the Lender in accordance with this Section, or to claim that any such proceeding has been brought in an inconvenient forum.

                                   * * * * * *


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


          FANSTEEL INC.



                                   By:
                                   Its:


          THE NORTHERN TRUST COMPANY



                                   By:
                                   Its: